UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2026

OS THERAPIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-42195	82-5118368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Pullman Crossing Road, Suite 103 Grasonville, Maryland	21638
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 297-7793

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	OSTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

OS Therapies Incorporated

July 23, 2026

Item 1.02. Termination of a Material Definitive Agreement.

On July 23, 2026, OS Therapies Incorporated (the “Company”) delivered to B. Riley Securities, Inc. and JonesTrading Institutional Services LLC (together, the “Sales Agents”) written notice of termination of the At Market Issuance Sales Agreement, dated August 8, 2025 (the “Sales Agreement”), between the Company and the Sales Agents, pursuant to Sections 13(b) and 14 thereof. The termination became effective on July 28, 2026.

As previously disclosed, the Sales Agreement provided the Company with the ability to offer and sell shares of its common stock from time to time having an aggregate offering price of up to $18,000,000 through or to the Sales Agents. On August 25, 2025, the Company filed a prospectus supplement relating to the Sales Agreement (the “Prospectus Supplement”), pursuant to which the Company could offer and sell shares of its common stock having an aggregate offering price of up to $18,000,000. At the time the Company delivered the notice to terminate, and at the time of termination, the Company had sold an aggregate of 282,679 shares of its common stock for aggregate gross proceeds of approximately $530,162 under the Sales Agreement and the Prospectus Supplement, and approximately $17,469,838 remained unsold thereunder. No further shares of the Company’s common stock may or will be offered or sold under the Sales Agreement or the Prospectus Supplement. In addition, no termination fees or other payments were due by either party in connection with the termination of the Sales Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OS THERAPIES INCORPORATED

Dated: July 29, 2026	By:	/s/ Paul A. Romness, MPH
		Name:	Paul A. Romness, MPH
		Title:	President and Chief Executive Officer

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